UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Impax Laboratories, Inc. (the “Company”) is filing this Current Report on Form 8-K (the “Form 8-K”) to correct an inadvertent error in the number of securities remaining available for future issuance under the Company’s equity compensation plans disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2017 (the “Form 10-K”), as detailed below.
The “Equity Compensation Plans” table set forth on page 44 of the Form 10-K is corrected as follows:
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2016 regarding compensation plans under which our equity securities are authorized for issuance or sale:

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance or Sale Under Equity Compensation Plans
2002 Equity Incentive Plan (approved by stockholders)	2,233,393	$22.67	542,608
1999 Equity Incentive Plan (approved by stockholders)	938	$11.85	296,921 (1)
2001 Non-Qualified Employee Stock Purchase Plan (not approved by stockholders)	—	—	51,638
Total	2,234,331	N/A	891,167
(1)        We have determined that we will cease granting equity awards under our 1999 Equity Incentive Plan.

The second to last paragraph on page F-42 of “Note 16. Share-Based Compensation” in the Form 10-K is amended and restated as follows:
            “As of December 31, 2016, the Company had 542,608 shares available for issuance under its 2002 Plan. Although there were also 296,921 shares available for issuance under its 1999 Plan, the Company determined that it will cease granting equity awards under this plan. Additionally, the Company had 51,638 shares available for sale under its 2001 Non-Qualified Employee Stock Purchase Plan (“ESPP”).”

Except as described above, this Form 8-K does not modify, amend, supplement or otherwise affect the Form 10-K.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2017		IMPAX LABORATORIES, INC.
	By:	/s/ Bryan M. Reasons
	Name:	Bryan M. Reasons
	Title:	Senior Vice President, Finance and Chief Financial Officer